UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2014

Global Indemnity plc

(Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25/28 North Wall Quay Dublin 1, Ireland	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +(353) (0)1 649 2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Global Indemnity plc Share Incentive Plan

On June 11, 2014, Global Indemnity plc (the “Company”) held its 2014 Annual General Meeting of shareholders (the “Annual General Meeting”) at which the Company’s shareholders approved the Global Indemnity plc Share Incentive Plan (the “Share Incentive Plan”). A description of the material terms and conditions of the Share Incentive Plan is set forth on pages 21 through 27 of the Company’s definitive proxy statement for the Annual General Meeting filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”). The description, which is filed hereto as Exhibit 10.1 hereto, is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 11, 2014, the Company held its 2014 Annual General Meeting. The proposals submitted to a vote of the shareholders at the meeting are described in detail in the Company’s Proxy Statement. The final results of voting for each matter are as follows:

Proposal 1: Election of directors

The following individuals were elected to the Company’s Board of Directors to hold office for the term expiring at the 2015 Annual General Meeting of shareholders or until their successors are duly elected and qualified:

	Votes For	Votes Against	Abstain	Broker non-votes
Saul A. Fox	130,231,584	938,297	1,934	1,189,927
Stephen A. Cozen	129,508,421	1,661,460	1,934	1,189,927
James W. Crystal	129,404,667	1,765,214	1,934	1,189,927
Seth J. Gersch	131,079,996	89,885	1,934	1,189,927
John H. Howes	129,617,009	1,552,872	1,934	1,189,927
Chad A. Leat	130,599,697	570,184	1,934	1,189,927
Cynthia Y. Valko	130,238,518	931,363	1,934	1,189,927

Proposal 2: To ratify the appointment of the Company’s independent auditors and to authorize the Company’s Board of Directors, acting through its Audit Committee to determine its fees.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
132,273,151	87,157	1,434	—

Proposal 3: To act on various matters concerning Wind River Reinsurance Company, Ltd.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
132,349,614	10,124	2,004	—

Proposal 4: To authorize the Company and/or any of its subsidiaries to make open market purchases of the Company’s A ordinary shares.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
130,655,600	1,646,739	59,403	—

Proposal 5: To authorize the reissue price range of A ordinary shares that the Company holds as treasury shares.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
131,103,895	66,975	945	1,189,927

Proposal 6: To authorize holding the 2015 Annual General Meeting of shareholders of the Company at a location outside of Ireland.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
132,351,444	9,283	1,015	—

Proposal 7: To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed pursuant to the rules of the Securities and Exchange Commission as set forth in the Company’s proxy statement for the Annual General Meeting.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
131,073,749	96,284	1,782	1,189,927

Proposal 8: To renew the Board of Directors’ authority to issue ordinary shares.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
129,789,385	1,380,996	1,434	1,189,927

Proposal 9: To renew the Board of Directors’ authority to issue shares without first offering shares to existing shareholders.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
129,714,010	1,457,186	619	1,189,927

Proposal 10: To approve the Global Indemnity plc Share Incentive Plan.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
128,916,040	2,254,167	1,608	1,189,927

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

10.1 Description of the Global Indemnity plc Share Incentive Plan

10.2 Global Indemnity plc Share Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity plc

Date: June 12, 2014	By:	/s/ Thomas M. McGeehan
		Name:	Thomas M. McGeehan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Description of the Global Indemnity plc Share Incentive Plan

10.2	Global Indemnity plc Share Incentive Plan